Exhibit 99.1

HCI Group Reports First Quarter 2019 Results

Tampa, Fla. – May 2, 2019 – HCI Group, Inc. (NYSE:HCI), a holding company primarily engaged in homeowners insurance, with additional operations in reinsurance, real estate and information technology, reported results for the quarter ended March 31, 2019.

First Quarter 2019 - Financial Results

Net income for the first quarter of 2019 totaled $6.7 million or $0.82 diluted earnings per share compared with $10.8 million or $1.11 diluted earnings per share in the first quarter of 2018. Net income was negatively affected by $5.0 million of estimated losses from a late March hail storm, but benefited from $5.3 million of net unrealized gains on investment securities.

Adjusted net income (a non-GAAP measure which excludes net unrealized gains or losses on equity securities) for the quarter was $2.8 million or $0.35 diluted earnings per share compared with $12.7 million or $1.26 diluted earnings per share in the first quarter of 2018. The company has included in this press release an explanation of adjusted net income as well as a reconciliation to GAAP net income and earnings per share calculated in accordance with generally accepted accounting principles (known as “GAAP”).

Consolidated gross premiums written were down 3.6% from $70.1 million in the first quarter of 2018 to $67.6 million for the first quarter of 2019; for the same period, gross premiums written for TypTap Insurance Company, HCI’s technology-driven insurance subsidiary, were up 184.5%.

Consolidated gross premiums earned were down 3.7% from $85.8 million in the first quarter of 2018 to $82.6 million for the first quarter of 2019; for the same period, gross premiums earned for TypTap were up 79.4%.

Net realized investment losses were $0.4 million compared with $2.2 million of net realized investment gains in the same period in 2018.

Net unrealized investment gains were $5.3 million compared with $2.6 million of net unrealized investment losses in the same period in 2018 representing a net favorable change in the fair value of equity securities.

Losses and loss adjustment expenses were $27.0 million compared with $19.7 million in the same period in 2018. During the first quarter of 2019, the company’s losses and loss adjustment expenses included $5.0 million related to a severe hail storm event in March.

Book value per share, defined as shareholders’ equity divided by common shares outstanding at the end of the period, was $22.37 at March 31, 2019 compared with $21.71 at December 31, 2018.

As previously announced, on March 15, 2019, the company repaid in cash at maturity all of its 3.875% Convertible Senior Notes, principal amount totaling $89.99 million. The impact will be to strengthen the balance sheet, reduce interest expense, reduce fully-diluted share count and increase fully-diluted earnings per share.

First Quarter 2019 - Financial Ratios

The loss ratio (defined as losses and loss adjustment expenses related to net premiums earned) for the first quarter of 2019 was 52.7% compared with 36.7% for the first quarter of 2018. The increase was primarily due to the impact of the late March hail storm and a decrease in net premiums earned.

The expense ratio (defined as underwriting expenses, general and administrative personnel expenses, interest and other operating expenses related to net premiums earned) was 47.6% compared with 43.5% in the same period in 2018. The increase was primarily attributable to the decrease in net premiums earned.

The combined ratio (total of all expenses in relation to net premiums earned) is the measure of overall underwriting profitability before other income. The combined ratio for the first quarter of 2019 was 100.3% compared with 80.2% in the same prior year period.

Due to the impact reinsurance costs have on net premiums earned from period to period, the company believes the combined ratio measured to gross premiums earned is more relevant in assessing overall performance. The combined ratio to gross premiums earned was 62.2% for the quarter compared with 50.1% for the first quarter of 2018.

Management Commentary

“We are encouraged by the growth of TypTap, our technology-driven insurance subsidiary,” said Paresh Patel, HCI Group’s chairman and chief executive officer. “It demonstrates the power of our internally developed technology and moves us closer to becoming a technology company.”

Conference Call

HCI Group will hold a conference call later today, May 2, 2019, to discuss these financial results. Chairman and Chief Executive Officer Paresh Patel and Chief Financial Officer Mark Harmsworth will host the call starting at 4:45 p.m. Eastern time. A question and answer session will follow management’s presentation.

Interested parties can listen to the live presentation by dialing the listen-only number below or by clicking the webcast link available on the Investor Information section of the company’s website at www.hcigroup.com.

Listen-only toll-free number: (877) 407-8033

Listen-only international number: (201) 689-8033

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at (949) 574-3860.

A replay of the call will be available by telephone after 8:00 p.m. Eastern time on the same day as the call and via the Investor Information section of the HCI Group website at www.hcigroup.com through June 2, 2019.

Toll-free replay number: (877) 481-4010

International replay number: (919) 882-2331

Replay ID: 45782

About HCI Group, Inc.

HCI Group, Inc. owns subsidiaries engaged in diverse, yet complementary business activities. The most important of these business activities are insurance, the development of insurance-related information technology, or “InsurTech,” and the ownership and development of real estate. HCI’s largest subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., is a leading provider of homeowners’ insurance in Florida. HCI also has a rapidly growing, technology-driven insurance subsidiary called TypTap Insurance Company which provides homeowners’ and flood insurance primarily in Florida. TypTap’s operations are based in large part on information technology developed by HCI’s software subsidiary, Exzeo USA, Inc. HCI’s real estate subsidiary, Greenleaf Capital, owns and operates multiple properties in Florida, including office buildings and waterfront properties.

The company’s common shares trade on the New York Stock Exchange under the ticker symbol “HCI” and are included in the Russell 2000 Index and the S&P SmallCap 600 Index. HCI Group, Inc. regularly publishes financial and other information in the Investor Information section of the company’s website. For more information about HCI Group and its subsidiaries, visit www.hcigroup.com.

Forward-Looking Statements

This news release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “confident,” “prospects” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. For example, the estimation of reserves for losses and loss adjustment expenses is an inherently imprecise process involving many assumptions and considerable management judgment. Some of these risks and uncertainties are identified in the company’s filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company’s business, financial condition and results of operations. HCI Group, Inc. disclaims all obligations to update any forward-looking statements.

Company Contact:

Kevin Mitchell, Senior Vice President of Investor Relations

HCI Group, Inc.

Tel (813) 405-3603

kmitchell@hcigroup.com

Investor Relations Contact:

Matt Glover or Najim Mostamand, CFA

Liolios Group, Inc.

Tel (949) 574-3860

HCI@liolios.com

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HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollar amounts in thousands)

	At March 31, 2019	At December 31, 2018
	(Unaudited)
Assets
Fixed-maturity securities, available for sale, at fair value (amortized cost: $210,004 and $184,670, respectively)	$210,728	$182,723
Equity securities, at fair value (cost: $29,463 and $45,671, respectively)	30,228	41,143
Short-term investments	31,075	66,479
Limited partnership investments, at equity	31,830	32,293
Investment in unconsolidated joint venture, at equity	812	845
Assets held for sale	9,810	9,810
Real estate investments	63,309	54,490

Total investments	377,792	387,783
Cash and cash equivalents	177,965	239,458
Restricted cash	700	700
Accrued interest and dividends receivable	2,456	1,792
Income taxes receivable	—	971
Premiums receivable	16,888	16,667
Prepaid reinsurance premiums	7,364	17,932
Reinsurance recoverable:
Paid losses and loss adjustment expenses	19,432	11,151
Unpaid losses and loss adjustment expenses	86,208	112,760
Deferred policy acquisition costs	15,171	16,507
Property and equipment, net	13,584	13,338
Intangible assets, net	4,649	4,800
Other assets	11,198	9,004

Total assets	$733,407	$832,863

Liabilities and Stockholders’ Equity
Losses and loss adjustment expenses	$184,661	$207,586
Unearned premiums	143,300	157,729
Advance premiums	16,160	6,192
Assumed reinsurance balances payable	4	14
Accrued expenses	8,586	6,483
Income taxes payable	1,429	-
Deferred income taxes, net	1,857	1,068
Revolving credit facility	8,000	-
Long-term debt	161,623	250,150
Other liabilities	20,747	22,200

Total liabilities	546,367	651,422

Stockholders’ equity:
7% Series A cumulative convertible preferred stock (no par value, 1,500,000 shares authorized, no shares issued and outstanding)	—	—
Series B junior participating preferred stock (no par value, 400,000 shares authorized, no shares issued or outstanding)	—	—
Preferred stock (no par value, 18,100,000 shares authorized, no shares issued or outstanding)	—	—
Common stock, (no par value, 40,000,000 shares authorized, 8,359,889 and 8,356,730 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively)	—	—
Additional paid-in capital	103	—
Retained income	186,396	182,894
Accumulated other comprehensive (loss) income, net of taxes	541	(1,453)

Total stockholders’ equity	187,040	181,441

Total liabilities and stockholders’ equity	$733,407	$832,863

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Dollar amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018
	(Unaudited)
Revenue
Gross premiums earned	$82,597	$85,772
Premiums ceded	(31,413)	(32,250)

Net premiums earned	51,184	53,522
Net investment income	3,278	3,218
Net realized investment (losses) gains	(372)	2,232
Net unrealized investment gains (losses)	5,293	(2,600)
Net other-than-temporary impairment losses	—	(40)
Policy fee income	795	865
Other	456	542

Total revenue	60,634	57,739

Expenses
Losses and loss adjustment expenses	26,996	19,655
Policy acquisition and other underwriting expenses	9,673	9,360
General and administrative personnel expenses	7,364	6,283
Interest expense	4,337	4,470
Other operating expenses	2,981	3,167

Total expenses	51,351	42,935

Income before income taxes	9,283	14,804
Income tax expense	2,545	4,013

Net income	$6,738	$10,791

Basic earnings per share	$0.82	$1.25

Diluted earnings per share	$0.82	$1.11

Dividends per share	$0.40	$0.35

HCI GROUP, INC. AND SUBSIDIARIES
(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of basic and diluted income per common share calculated in accordance with GAAP is presented below.
	Three Months Ended			Three Months Ended
GAAP	March 31, 2019			March 31, 2018
	Income	Shares	Per Share	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Net income	$6,738			$10,791
Less: Income attributable to participating securities	(408)			(701)

Basic Earnings Per Share:
Income allocated to common stockholders	6,330	7,736	$0.82	10,090	8,082	$1.25

Effect of Dilutive Securities:
Stock options	—	19		—	17
Convertible senior notes*	—	—		3,133	3,799

Diluted Earnings Per Share:
Income available to common stockholders and assumed conversions	$6,330	7,755	$0.82	$13,223	11,898	$1.11

* For the three months ended March 31, 2019, convertible senior notes were excluded due to anti-dilutive effect.

Non-GAAP Financial Measures

Adjusted net income is a non-GAAP financial measure that removes from net income the effect of unrealized gains or losses on equity securities that are required to be included in results of operations in accordance with a new accounting standard effective January 1, 2018. HCI Group believes net income without the effect of volatility in equity prices is more comparable to prior period operating results. This financial measurement is not recognized in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and should not be viewed as an alternative to GAAP measures of performance. A reconciliation of GAAP Net income to non-GAAP Adjusted net income and GAAP diluted earnings per share to non-GAAP Adjusted diluted earnings per share is provided below.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

	Three Months Ended	Three Months Ended
	March 31, 2019	March 31, 2018
GAAP Net income	$6,738	$10,791
Net unrealized investment (gains) losses	$(5,293)	$2,600

Less: Tax effect at 25.345%	$1,342	$(659)

Net adjustment to Net income	$(3,951)	$1,941

Non-GAAP Adjusted Net income	$2,787	$12,732

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of the basic and diluted income per common share calculated with the non-GAAP financial measure Adjusted net income is presented below.

Non-GAAP	Three Months Ended March 31, 2019			Three Months Ended March 31, 2018
	Income	Shares	Per Share	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Adjusted net income (non-GAAP)	$2,787			$12,732
Less: Income attributable to participating securities	(103)			(833)

Basic Earnings Per Share before unrealized gains/losses on equity securities:
Income allocated to common stockholders	2,684	7,736	$0.35	11,899	8,082	$1.47

Effect of Dilutive Securities:
Stock options	—	19		—	17
Convertible senior notes*	—	—		3,133	3,799

Diluted Earnings Per Share before unrealized gains/losses on equity securities:
Income available to common stockholders and assumed conversions	$2,684	7,755	$0.35	$15,032	11,898	$1.26

*	For the three months ended March 31, 2019, convertible senior notes were excluded due to anti-dilutive effect.

Reconciliation of GAAP Diluted EPS to non-GAAP Adjusted Diluted EPS

	Three Months Ended	Three Months Ended
	March 31, 2019	March 31, 2018
GAAP diluted Earnings Per Share	$0.82	$1.11
Net unrealized investment (gains) losses	$(0.68)	$0.22
Less: Tax effect at 25.345%	$0.21	$(0.07)

Net adjustment to GAAP diluted EPS	$(0.47)	$0.15

Non-GAAP Adjusted diluted EPS	$0.35	$1.26